EXHIBIT 99.1

COSINE COMMUNICATIONS ANNOUNCES NASDAQ DELISTING NOTIFICATION

SAN JOSE, CALIF., June 9, 2005 — CoSine Communications, Inc. (Nasdaq:COSN), a provider of customer support services for managed, network-based IP and broadband service providers, today announced that it had received notice from the staff of The Nasdaq National Market, dated June 6, 2005, that the Company’s common stock will be delisted from the Nasdaq National Market effective as of the opening of business on June 15, 2005 pursuant to Nasdaq Marketplace Rules 4300 and 4330(a)(3).

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier to empower service providers to deliver a compelling portfolio of managed, network-based IP and broadband services to consumers and business customers. Currently, CoSine’s business consists primarily of a customer service capability operated under contract by a third party.

Safe Harbor Warning

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine’s expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine’s ability to identify and effectuate desirable strategic alternatives, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring possible strategic alternatives and opportunities and to any specific strategic alternative or opportunity selected by CoSine and the continued downturn in the telecommunications industry and slow development of the market for network-based IP services, all as may be discussed in more detail on pages 30 through 36 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 236-7518
E-mail: Terry.Gibson@Cosinecom.com